Exhibit 99.1

February 15, 2023

For immediate release

California Water Service Receives Approval for Interim Rate Increases Effective April 15, 2023

SAN JOSE, Calif.—California Water Service (Cal Water), a subsidiary of California Water Service Group (Group) (NYSE: CWT), has received a ruling in its General Rate Case (GRC)—pending before the California Public Utilities Commission (CPUC)—that approves modified interim rates effective beginning April 15, 2023. The ruling allows Cal Water to increase rates by 4% in most of its districts, so that the utility can continue to make infrastructure improvements intended to keep its systems safe and reliable.

Interim rates are allowed by Administrative Law Judges (ALJ) in California when a final decision is delayed beyond the first day new rates were scheduled to be effective. In Cal Water’s 2021 GRC filing, also known as its Infrastructure Improvement Plan, rates would have been effective on Jan. 1, 2023 had the CPUC issued a decision before then; however, that proceeding has been delayed. The ALJ had previously approved an interim rates memorandum account beginning Jan. 1, 2023 without a rate increase. Interim rates, which can reduce the compounded effect of delayed recovery, are subject to refund or adjustment depending on the final rates approved.

“We appreciate the ALJ’s understanding that inflation impacts Cal Water as well as our customers, and that withholding an interim rate increase could impact customers in the future by requiring higher surcharges on top of anticipated rate increases,” said Martin A. Kropelnicki, Group President and CEO. “We are pleased that the CPUC acted to mitigate the impacts from a delayed decision.”

About California Water Service Group

California Water Service Group (NYSE: CWT) is the largest regulated water utility in the western United States. It provides high-quality, reliable water and/or wastewater services to more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets Group apart is its commitment to enhancing the quality of life for its customers, communities, employees, and stockholders.  Guided daily by their promise to provide quality, service, and value, Group’s 1,100+ employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity.  Integral to Group’s strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” by Newsweek and a Great Place to Work®.  More information is available at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as seek, would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the CPUC’s future decisions with respect to Cal Water’s 2021 GRC filing; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contact

Tom Smegal (analysts)

tsmegal@calwater.com

408-367-8200

Yvonne Kingman (media)

ykingman@calwater.com

310-257-1434